Exhibit 99.1

Finish Line Declares Quarterly Cash Dividend

INDIANAPOLIS, Oct. 19, 2011 –The Finish Line, Inc. (NASDAQ: FINL) announced today that its board of directors has declared a quarterly cash dividend of $0.05 per share of outstanding Class A and Class B common stock. The quarterly cash dividend will be payable December 12, 2011 to shareholders of record as of November 25, 2011.

Finish Line is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line operates 645 stores in malls across the United States. More than 11,000 Finish Line sneakerologists help customers each day connect with their sport, their life and their style. Online shopping is available at http://www.finishline.com/ and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at facebook.com/FinishLineUSA.

Media Contact:	Investor Contact:
Anne Roman Corporate Communications 317-613-6577	Ed Wilhelm Chief Financial Officer 317-613-6914